                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003

COLLECTIONS
                                                                                                                        DOLLARS

Payments received                                                                                                    42,147,655.62
    Plus/(Less):
             Net Servicer Advances                                                                                      149,357.42
             Investment Earnings on funds in the Collection Account                                                     383,362.65
                                                                                                                    --------------

Total Funds Available for Distribution                                                                               42,680,375.69
                                                                                                                  ================

DISTRIBUTIONS

    Servicing Fee                                                                             1,083,572.00
    Trustee and Other Fees                                                                        4,993.10
                                                                                             -------------

Total Fee Distribution                                                                                                1,088,565.10

    Note Interest Distribution Amount - Class A-1                                0.00
    Note Interest Distribution Amount - Class A-2                          308,185.62
    Note Interest Distribution Amount - Class A-3                          551,483.33
    Note Interest Distribution Amount - Class A-4                          643,900.00
                                                                      ---------------
                                                                         1,503,568.95

    Note Principal Distribution Amount - Class A-1                               0.00
    Note Principal Distribution Amount - Class A-2                      28,554,818.77
    Note Principal Distribution Amount - Class A-3                               0.00
    Note Principal Distribution Amount - Class A-4                               0.00
                                                                      ---------------
                                                                        28,554,818.77
Total Class A Interest and Principal Distribution                                                                    30,058,387.72

    Note Interest Distribution Amount - Class B-1                          130,486.38
    Note Principal Distribution Amount - Class B-1                       1,779,679.51
                                                                      ---------------

Total Class B Interest and Principal Distribution                                                                     1,910,165.89

    Note Interest Distribution Amount - Class C-1                          167,261.96
    Note Principal Distribution Amount - Class C-1                       1,883,957.61
                                                                      ---------------

Total Class C Interest and Principal Distribution                                                                     2,051,219.57

    Note Interest Distribution Amount - Class D-1                          114,485.05
    Note Principal Distribution Amount - Class D-1                       1,150,534.99
                                                                      ---------------

Total Class D Interest and Principal Distribution                                                                     1,265,020.04

    Spread Account Deposit                                                                                            6,307,017.37
                                                                                                                     -------------

Total Distributions                                                                                                  42,680,375.69
                                                                                                                     =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003

PORTFOLIO DATA:
                                                                  # of loans

   Beginning Aggregate Principal Balance                                       70,162                             1,040,229,454.13

     Less:  Principal Payments                                                              (15,256,219.16)
            Full Prepayments                                                   (1,349)      (14,760,782.82)
            Partial Prepayments                                                    0                  0.00
            Liquidations                                                         (332)       (4,742,363.53)
                                                                                            --------------
                                                                                                                    (34,759,365.51)
                                                                                                                 -----------------
   Ending Aggregate Principal Balance                                          68,481                             1,005,470,088.62
                                                                                                                 =================

Ending Outstanding Principal Balance of Notes                                                                       965,251,285.08
Overcollateralization Amount                                                                                         40,218,803.54
Overcollateralization Level                                                                                                   4.00%

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance                                                                             6,750,000.00
   Deposits                                                                                   6,307,017.37
   Investment Earnings on funds in the Spread Account                                            56,953.58
   Reductions                                                                                (6,363,970.95)
                                                                                           ---------------
Ending Balance                                                                                                        6,750,000.00

Beginning Initial Deposit                                                                             0.00
   Repayments                                                                                         0.00
                                                                                           ---------------
Ending Initial Deposit                                                                                                        0.00

Modified Accounts:
   Principal Balance                                                                                 0.00%                    0.00
   Scheduled Balance                                                                                 0.00%                    0.00

Servicer Advances:
   Beginning Unreimbursed Advances                                                            1,070,329.46
   Net Advances                                                                                 149,357.42
                                                                                           ---------------
                                                                                                                      1,219,686.88

Net Charge-Off Data:
   Charge-Offs                                                                               13,392,086.74
   Recoveries                                                                                (2,615,587.68)
                                                                                           ---------------
Net Charge-Offs                                                                                                      10,776,499.06

Delinquencies (P&I):                                             # of loans
   30-59 Days                                                                   1,361        17,252,524.59
   60-89 Days                                                                     389         4,823,954.90
   90-119 Days                                                                    160         2,033,300.54
   120 days and over                                                                2            26,072.49

Repossessions                                                                     108           861,108.75

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                                      0                                         0.00

Cumulative Charge-Off Percentage                                                                                              0.80%

WAC                                                                                                                        11.7542%
WAM                                                                                                                         55.055

                        WFS FINANCIAL 2003-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003

                              BEGINNING     NOTE MONTHLY                 TOTAL                                  REMAINING
                Original     Outstanding     Principal      Prior      Principal      Principal     Current    Outstanding
               Principal     Principal     Distributable  Principal  Distributable  Distribution   Principal    Principal
Classes         Balance       Balance         Amount      Carryover      Amount        Amount      Carryover     Balance
-------         -------       -------         ------      ---------      ------        ------      ---------     -------
A-1        267,000,000.00            0.00           0.00    0.00              0.00           0.00    0.00               0.00


A-2        313,000,000.00  246,548,496.57  28,554,818.77    0.00     28,554,818.77  28,554,818.77    0.00     217,993,677.80


A-3        326,000,000.00  326,000,000.00           0.00    0.00              0.00           0.00    0.00     326,000,000.00


A-4        282,000,000.00  282,000,000.00           0.00    0.00              0.00           0.00    0.00     282,000,000.00


B-1         57,375,000.00   53,259,748.05   1,779,679.51    0.00      1,779,679.51   1,779,679.51    0.00      51,480,068.54


C-1         60,750,000.00   56,380,436.41   1,883,957.61    0.00      1,883,957.61   1,883,957.61    0.00      54,496,478.80


D-1         37,125,000.00   34,431,594.93   1,150,534.99    0.00      1,150,534.99   1,150,534.99    0.00      33,281,059.94
         ================  ==============  =============    ====     =============  =============    ====     ==============

 TOTAL   1,343,250,000.00  998,620,275.96  33,368,990.88    0.00     33,368,990.88  33,368,990.88    0.00     965,251,285.08
         ================  ==============  =============    ====     =============  =============    ====     ==============


                TOTAL
              Principal
            and Interest
Classes     Distribution
-------     ------------
A-1                 0.00


A-2        28,863,004.39


A-3           551,483.33


A-4           643,900.00


B-1         1,910,165.89


C-1         2,051,219.57


D-1         1,265,020.04
           =============

 TOTAL     35,284,793.22
           =============


                          NOTE MONTHLY                       TOTAL
                            INTEREST         PRIOR         INTEREST          INTEREST        CURRENT    DEFICIENCY      POLICY
  NOTE      INTEREST      DISTRIBUTABLE     INTEREST     DISTRIBUTABLE     DISTRIBUTION     INTEREST      CLAIM          CLAIM
 CLASSES      RATE           AMOUNT        CARRYOVER        AMOUNT            AMOUNT        CARRYOVER     AMOUNT        AMOUNT
 -------      ----           ------        ---------        ------            ------        ---------     ------        ------
   A-1      1.31000%             0.00           0.00             0.00              0.00        0.00         0.00          0.00

   A-2      1.50000%       308,185.62           0.00       308,185.62        308,185.62        0.00         0.00          0.00

   A-3      2.03000%       551,483.33           0.00       551,483.33        551,483.33        0.00         0.00          0.00

   A-4      2.74000%       643,900.00           0.00       643,900.00        643,900.00        0.00         0.00          0.00

   B-1      2.94000%       130,486.38           0.00       130,486.38        130,486.38        0.00         0.00          0.00

   C-1      3.56000%       167,261.96           0.00       167,261.96        167,261.96        0.00         0.00          0.00

   D-1      3.99000%       114,485.05           0.00       114,485.05        114,485.05        0.00         0.00          0.00
                         ============           ====     ============      ============        ====         ====          ====
  TOTAL                  1,915,802.34           0.00     1,915,802.34      1,915,802.34        0.00         0.00          0.00
                         ============           ====     ============      ============        ====         ====          ====

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended November 30, 2003
                   for Distribution Date of December 22, 2003

Detailed Reporting

                See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.








                       ----------------------------------------------
                       Lori Bice
                       Assistant Vice President
                       Director Technical Accounting





                       ----------------------------------------------
                       Susan Tyner
                       Vice President
                       Assistant Controller